Exhibit 99.1

VESTIN REALTY MORTGAGE II, INC.
REPORTS THIRD QUARTER FINANCIAL RESULTS

Las Vegas – November 10, 2008 – Vestin Realty Mortgage II, Inc. (Nasdaq: VRTB) reported on November 10, 2008, a net loss for the third quarter ended September 30, 2008 of approximately $40.1 million, or ($2.72) per share, on revenues of $3.7 million, compared with net income of approximately $1.5 million or $0.10 per share on revenues of $6.9 million in the comparable period in 2007.

For the nine months ended September 30, 2008, the Company reported a net loss of approximately $65.5 million or ($4.41) per share compared with net income of approximately $12.3 million, or $0.83 per share for the same period in 2007.

The Company noted that the losses for both the quarter and the nine months ended September 30, 2008 were in large part due to non-performing loans and the Company’s recording of loan loss provisions of approximately $20.0 million and $42.3 million, respectively.  In addition, the Company incurred write downs for real estate held for sale of approximately $17.0 million and $29.8 million for the quarter and nine months ended September 30, 2008, respectively.  Such loan loss provision and write downs for real estate held for sale are non-cash items.

As of September 30, 2008, the Company had 38 loans outstanding with an aggregate principal amount approximating $233.1 million, of which 18 loans with an aggregate principal amount approximating $144.9 million were considered non-performing.  Loans are considered non-performing when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.  Non-performing loans increased from June 30, 2008 when the Company reported 17 loans representing approximately $122.0 million as non-performing loans.  The Company has commenced foreclosure proceedings with respect to the 18 non-performing loans.  In addition, the Company is conducting workout discussions with certain non-performing borrowers; however, no assurance can be made as to whether these discussions will be successful.  As of September 30, 2008, we owned 11 properties that we acquired through foreclosure, compared with two properties owned as of September 30, 2007.

As of September 30, 2008 shareholder equity was $13.63 per common share.  The Company had on its balance sheet $26.5 million of cash, $182.5 million of investment in real estate loans, net of allowance of $50.7 million, $42.0 million in real estate held for sale and $72.4 million in total liabilities as of September 30, 2008.  Net cash flow from operating activities was approximately $10.4 million.

As of September 30, 2008, we were not in compliance with the tangible net worth covenant included in the indenture governing our junior subordinated notes.  On November 7, 2008, we entered into an agreement with Taberna Capital Management, LLC (“Taberna”), in its capacity as collateral manager for certain collateral debt obligation vehicles that are the holders of the junior subordinated notes, providing for an amendment of the tangible net worth covenant (the “Taberna Letter Agreement”). Our Tangible Net Worth as of September 30, 2008 of approximately $198.6 million is in compliance with the revised tangible net worth covenant.

Michael V. Shustek, Chairman and Chief Executive Officer, said, “Our disappointing results are largely attributable to the economic environment the country is experiencing.  The severe downturn in the real estate market and the increased difficulties faced by our borrowers in obtaining take-out financing as a result of the disruptions in the credit markets, has caused a number of our loans to become non-performing or delinquent and has caused a decline in the appraised value of the collateral securing the Company’s loan portfolio.  We are working aggressively to resolve our problem loans; however, this process will take time and our near term operating results are likely to suffer from the level of non-performing assets.”

About Vestin Realty Mortgage II, Inc.

Vestin Realty Mortgage II, Inc. is a real estate investment trust (“REIT”) that invests in commercial real estate loans.  As of September 30, 2008, Vestin Realty Mortgage II, Inc. had assets of approximately $271.0 million.  Vestin Realty Mortgage II, Inc. is managed by Vestin Mortgage, Inc., which is a subsidiary of Vestin Group, Inc., which is engaged in asset management, real estate lending and other financial services through its subsidiaries.  Since 1995, Vestin Mortgage Inc. has facilitated more than $2.0 billion in lending transactions.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties, such as the Company’s potential inability to accurately forecast its operating results; the Company’s potential inability to regain profitability or continue to generate positive cash flow from operations; constraints in the credit markets, the availability of take-out financing for our borrowers; defaults on outstanding loans; unexpected difficulties encountered in pursuing our remedies if a loan is in default; a decline in the value of collateral securing our loans, declining real estate values in the markets we serve and other risks associated with the Company’s business. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contact:
Steve Stern
Stern And Company
702-240-9533
steve@sdsternpr.com

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30, 2008	December 31, 2007
	(Unaudited)
Assets
Cash	$26,522,000	$20,241,000
Certificates of deposit	--	102,000
Investment in marketable securities - related party	1,203,000	2,460,000
Interest and other receivables, net of allowance of $160,000 at September 30, 2008 and December 31, 2007	1,244,000	4,162,000
Notes receivable, net of allowance of $2,340,000 at September 30, 2008 and $2,619,000 at December 31, 2007	--	--
Real estate held for sale	41,956,000	28,563,000
Investment in real estate loans, net of allowance for loan losses of $50,686,000 at September 30, 2008 and $12,873,000 at December 31, 2007	182,459,000	278,190,000
Due from related parties	70,000	--
Investment in equity affiliate	100,000	100,000
Assets under secured borrowings	14,669,000	--
Deferred financing costs	2,650,000	2,213,000
Other assets	154,000	137,000

Total assets	$271,027,000	$336,168,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts payable and accrued liabilities	$2,319,000	$2,641,000
Due to related parties	--	122,000
Secured borrowings	13,651,000	--
Junior subordinated notes payable	56,350,000	60,100,000
Note payable	94,000	--
Dividend payable	--	1,546,000

Total liabilities	72,414,000	64,409,000

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	--	--
Treasury stock, at cost (427,411 shares)	(3,004,000)	(1,440,000)
Common stock, $0.0001 par value; 100,000,000 shares authorized; 14,569,952 shares issued and outstanding at September 30, 2008 and 14,866,219 shares issued and outstanding at December 31, 2007	1,000	1,000
Additional paid in capital	278,550,000	278,367,000
Accumulated deficit	(76,934,000)	(4,198,000)
Accumulated other comprehensive loss	--	(971,000)

Total stockholders' equity	198,613,000	271,759,000

Total liabilities and stockholders' equity	$271,027,000	$336,168,000

VESTIN REALTY MORTGAGE II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended		For The Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007

Revenues
Interest income from investment in real estate loans	$3,605,000	$6,836,000	$16,084,000	$19,915,000
Gain related to pay off of real estate loan, including recovery of allowance for loan loss	--	--	--	1,044,000
Other income	82,000	103,000	675,000	902,000
Total revenues	3,687,000	6,939,000	16,759,000	21,861,000

Operating expenses
Management fees - related party	274,000	274,000	823,000	822,000
Provision for loan loss	19,966,000	1,309,000	42,253,000	1,309,000
Interest expense	1,828,000	1,362,000	4,756,000	2,008,000
Professional fees	1,359,000	1,769,000	1,954,000	2,667,000
Professional fees - related party	47,000	34,000	110,000	110,000
Provision for doubtful accounts related to receivable	--	235,000	--	235,000
Other	450,000	179,000	998,000	630,000
Total operating expenses	23,924,000	5,162,000	50,894,000	7,781,000

Income (loss) from operations	(20,237,000)	1,777,000	(34,135,000)	14,080,000

Non-operating income (loss)
Gain on purchase of debt	--	--	1,556,000	--
Dividend income - related party	--	73,000	86,000	200,000
Interest income from banking institutions	126,000	720,000	308,000	1,088,000
Impairment on marketable securities – related party	(2,228,000)	--	(2,228,000)	--
Total non-operating income (loss)	(2,102,000)	793,000	(278,000)	1,288,000

Income from real estate held for sale
Revenue related to real estate held for sale	--	25,000	--	34,000
Net loss on sale of real estate held for sale	(259,000)	--	(259,000)	--
Gain on sale of real estate held for sale - seller financed	--	--	--	808,000
Expenses related to real estate held for sale	(525,000)	(969,000)	(1,002,000)	(2,781,000)
Write downs on real estate held for sale	(17,023,000)	(85,000)	(29,802,000)	(1,113,000)
Total loss from real estate held for sale	(17,807,000)	(1,029,000)	(31,063,000)	(3,052,000)

Income (loss) before provision for income taxes	(40,146,000)	1,541,000	(65,476,000)	12,316,000

Provision for income taxes	--	--	--	--

NET INCOME (LOSS)	$(40,146,000)	$1,541,000	$(65,476,000)	$12,316,000

Basic and diluted earnings per weighted average common share	$(2.72)	$0.10	$(4.41)	$0.83

Dividends declared per common share	$--	$0.38	$0.49	$1.18

Weighted average common shares	14,772,583	14,894,003	14,844,070	14,926,027